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                                                                       EXHIBIT A

                      STARRETT CORPORATION AND SUBSIDIARIES
                EXHIBIT SETTING FORTH THE COMPUTATION OF PRIMARY
                         EARNINGS PER SHARE INFORMATION
                     (In Thousands Except Per Share Amounts)

                                                    NINE MONTHS ENDED
                                                       SEPTEMBER 30,
                                                    --------------------
                                                     1996          1995
                                                    -------       ------


Weighted average number of shares outstanding
 during the period ..........................         6,261        6,261
                                                    =======       ======





Net Income ..................................       $ 4,046       $3,899
                                                    =======       ======





Primary earnings per share:

     Net Income .............................       $   .65       $  .62
                                                    =======       ======


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